Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Jacque Fourchy (831) 761-4741
GRANITE IMPLEMENTS ACTIONS TO REDUCE COSTS AND
STRENGTHEN THE BUSINESS FOR THE LONG-TERM
WATSONVILLE, Calif. (October 25, 2010) — Granite Construction Incorporated (NYSE: GVA) today announced continued actions to reduce its cost structure, enhance operating efficiencies and strengthen the business to achieve long-term profitable growth. As part of its Enterprise Improvement Plan, the Company is initiating a reduction in force of approximately 227 employees, or approximately 13 percent of its salaried workforce.
Actions associated with the reduction in force are expected to reduce the Company’s cost structure by approximately $20 to $24 million annually. Granite will record a pre-tax charge in the fourth quarter of approximately $10 to $12 million associated with severance and benefits-related costs.
As part of the Plan, the Company is also reviewing select underperforming assets and investments for closure or divestiture. The executive leadership team is using several criteria to identify those assets and investments that are not meeting profit and cash flow expectations, and are not projected to provide acceptable returns in the foreseeable future. Timing of the actions is subject to ongoing evaluation and review. The Company will provide more detail on the Plan, as well as any expected charges, in its third quarter earnings release.
“Throughout the course of this challenging environment, our management has been focused on identifying effective ways to reduce costs, improve processes and strengthen the overall business,” said Granite President and Chief Executive Officer, James H. Roberts. “Our goal is to become a more efficient, collaborative, and adaptive organization that is better positioned to respond to changing market conditions and take advantage of future growth opportunities.
“Reducing our workforce is a very difficult decision and we appreciate the valuable contributions of those who will be affected by this change,” Roberts continued. “These steps, however, are an important part of our plan to be more competitive, restore long-term profitable growth and create value for our shareholders.”
Granite is scheduled to release its third quarter fiscal 2010 earnings on November 9, 2010 followed by a conference call and webcast, at which time the Company will provide additional comments and address the impact of these actions on its fiscal 2010 guidance.
About Granite
Granite Construction Incorporated is a member of the S&P 400 Midcap Index, the FTSE KLD 400 Social Index and the Russell 2000 Index. Granite Construction Company, a wholly owned subsidiary, is one of the nation’s largest diversified heavy civil contractors and construction materials producers. Granite Construction Company serves public- and private-sector clients through its offices and subsidiaries nationwide. For more information about Granite, please visit its website at www.graniteconstruction.com.
Forward-looking Statements
This news release contains statements that are not based on historical facts and which may be forward-looking in nature. Under the Private Securities Litigation Reform Act of 1995, a “safe harbor” may be provided to Granite for certain of these forward-looking statements. Words such as outlook, believes, expects, appears, may, will, should, anticipates and the negatives thereof or comparable terminology are intended to identify these forward-looking statements. These forward-looking statements are estimates reflecting the best judgment of Granite’s senior management and are based on its current expectations and projections concerning future events, many of which are outside of Granite’s control and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those risks described in Granite’s Annual Report under “Item 1A. Risk Factors.” Except as required by law, Granite undertakes no obligation to revise or update any forward-looking statements for any reason. As a result, the reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.
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